UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2023
NEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35769	46-2950970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas, New York, New York 10036
(Address of principal executive offices, including zip code)

(212) 416-3400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	NWSA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	NWS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 23, 2023, the Board of Directors (the “Board”) of News Corporation (the “Company”) amended and restated the Company’s Amended and Restated By-laws (the “By-laws”), effective immediately, to implement various changes as follows:

•Section 1 of Article I was amended to (i) update the procedures with respect to annual meetings held by remote communication, (ii) additionally require any stockholder nominating persons for election to the Board or proposing other business at an annual meeting to be a stockholder of record at the time of such meeting; (iii) provide that only a stockholder of record can submit a Solicitation Notice (as defined in the By-laws); (iv) require, in the case of nominations, the stockholder or beneficial owner on whose behalf any such nomination is made to deliver a proxy statement and form of proxy to the holders of shares representing at least 67% of the voting power of shares entitled to vote in the election of directors to align with requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (v) enhance the procedural mechanics and disclosure requirements relating to proposals of business and director nominations made by stockholders, including by requiring, in each case:

◦certain additional background information regarding the proposing stockholders, proposed nominees or business, as applicable, and other persons related to such matter, including with respect to certain performance fees and such persons’ plans or proposals with respect to the Company;

◦disclosure regarding the nature of, and participants in, a solicitation, and, (1) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, a confirmation that such person or group intends to deliver, in the same manner required of the Company under the Exchange Act, a proxy statement and form of proxy to holders of at least 67% of the voting power of the Company’s stock entitled to vote generally in the election of directors, or (2) in the case of other business, whether such stockholder intends to deliver, in the same manner required of the Company under the Exchange Act, a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Company’s voting shares required under applicable law to carry the proposal; and

◦delivery of documentation, which may take the form of a certified statement and documentation from a proxy solicitor, that specifically demonstrates compliance with the above-summarized delivery requirements;

(vi) provide that a number of nominees under advance notice provisions cannot exceed the number of directors to be elected at such annual meeting; (vii) specify timing for submitting additional or substitute nominations; and (viii) update the procedures with respect to the appointment of qualified representatives of stockholders.

•Section 2 of Article I was amended to (i) align with the certificate of incorporation regarding stockholders' right to call special meetings; (ii) update the procedures with respect to annual meetings held by remote communication; (iii) included a record date requirement for stockholders to be able to call special meetings; and (iv) consistent with the requirements for annual meetings, provide that the number of nominees for special meeting cannot exceed the number of directors to be elected at such meeting.

•Section 2a of Article I was amended to clarify the procedures with respect to requesting and receiving the questionnaire referred to in such Section 2a.

•Section 3 of Article I was amended to update the procedural mechanics with respect to adjourned meetings of stockholders to reflect the latest Delaware law updates.

•Section 8 of Article I was amended to require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white.

•Section 9 of Article I was amended to eliminate the requirement to have a stockholder list available for inspection at the stockholder meeting to reflect the latest Delaware law updates.

The amendments also included a number of other non-substantive, ministerial, clarifying and conforming changes, including with respect to the use of gender-neutral terms and the manner in which certain notices may be given.

The above description of the amendments to the By-laws is qualified in its entirety by reference to the full text of the By-laws, as amended, a copy of which is included as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-laws of News Corporation, effective June 23, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Michael L. Bunder
Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary
Dated: June 23, 2023